Exhibit 99.1

FOR IMMEDIATE RELEASE

Exact Sciences Completes Combination with Genomic Health,
Creating Leading Global Cancer Diagnostics Company

Combined company joins two leading brands in cancer diagnostics, Cologuard® and Oncotype DX®, providing a strong platform for continued growth

MADISON, Wis., November 8, 2019 – Exact Sciences Corp. (NASDAQ: EXAS) today announced that it has completed its previously announced combination with Genomic Health, Inc. (NASDAQ: GHDX).

“Today marks a pivotal step toward building the world’s leading advanced cancer diagnostics company,” said Kevin Conroy, chairman and CEO of Exact Sciences. “We’re excited to bring together some of the greatest minds in cancer diagnostics and continue to deliver advanced tests to providers and patients along their cancer journey. With a best-in-class R&D, clinical, and commercial organization and a global infrastructure, we are well positioned to increase adoption of our existing tests and accelerate the development and launch of future cancer diagnostics. I welcome the talented Genomic Health employees to the Exact Sciences family and look forward to leading our combined team as we enter our Company’s next chapter.”

As a result of the transaction’s close, Genomic Health’s common stock will now cease to be traded on the NASDAQ.

Contacts

Investor Relations:

Megan Jones

meganjones@exactsciences.com

608-535-8815

Media:

Cara Connelly

cconnelly@exactsciences.com

614-302-5622

About Exact Sciences Corp.

A leading provider of cancer screening and diagnostic tests, Exact Sciences relentlessly pursues smarter solutions providing the clarity to take life-changing action, earlier. Fueled by the success of Cologuard and Oncotype DX, Exact Sciences is investing in its product pipeline to take on some of the deadliest cancers and improve patient care. Alongside its visionary collaborators and in partnership with communities, Exact Sciences unites the best resources to help advance the fight against cancer. For more information, please visit the company’s website at www.exactsciences.com, follow Exact Sciences on Twitter @ExactSciences, or find Exact Sciences on Facebook.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales, marketing and patient adherence efforts, expectations concerning payer reimbursement, the anticipated results of our product development efforts and the anticipated benefits of our acquisition of Genomic Health, including estimated synergies and other financial impacts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition from other cancer screening and diagnostic products and services; the effects of the adoption, modification or repeal of any law, rule, order, interpretation or policy relating to the healthcare system, including without limitation as a result of any judicial, executive or legislative action; the effects of changes in pricing, coverage and reimbursement for our products and services, including without limitation as a result of the Protecting Access to Medicare Act of 2014; recommendations, guidelines and quality metrics issued by various organizations such as the U.S. Preventive Services Task Force, the American Cancer Society, and the National Committee for Quality Assurance regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively utilize strategic partnerships, such as through our Promotion Agreement with Pfizer, Inc., and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to maintain regulatory approvals and comply with applicable regulations; expectations regarding our international expansion and opportunities; the potential effects of foreign currency exchange rate fluctuations and our efforts to hedge such effects; the possibility that the anticipated benefits from our acquisition of Genomic Health cannot be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Genomic Health’s operations will be greater than expected; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; and the other risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.